UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026 (January 1, 2026)

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

(901) 302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Tony Evers Separation Agreement

As previously announced on the current report on Form 8-K dated October 2, 2025, the Company provided notice to Anthony Evers, Chief Financial Officer of SurgePays, Inc. (“SurgePays”, “we”, the “Company”) that his employment agreement as Chief Financial Officer would not be renewed upon its expiration on December 31, 2025. On January 1, 2026, in connection with the non-renewal, the Company and Mr. Evers entered into a separation agreement and general release (the “Separation Agreement”).

Pursuant to the terms and conditions of the Separation Agreement, Mr. Evers will provide consulting services relating to advising the Company with guidance and advice related to the Company’s finances and accounting, assisting with the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10-K and 10-Q, and assisting with the transition of Mr. Evers’ former duties as Chief Financial Officer to the Company’s new (or interim) Chief Financial Officer. Mr. Evers will provide these services during the period of January 1, 2026, through June 30, 2026, and Company shall pay Mr. Evers fees in the amount of $250,000 (Two Hundred Fifty Thousand Dollars) in twelve (12) equal monthly installments of $20,833.33 each, as well as reimburse Mr. Evers for his health insurance premiums under the Consolidated Omnibus Reconciliation Act during the period of January 1, 2026, through December 31, 2026.

The Separation Agreement contains customary representations, warranties, and covenants, including standard non-disclosure and non-disparagement provisions. Additionally, Mr. Evers has agreed to release the Company from all claims that relate in any way to Mr. Evers’ employment or separation from employment with the Company, except for those types of claims specifically excluded under the terms of the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Richard Schurfeld as a Director

Effective January 2, 2026, Richard Schurfeld resigned as a member of the Board of Directors (the “Board”), including all committee appointments, of the Company.

Mr. Schurfeld’s departure is for personal reasons and is not the result of any disagreement with management or the Company’s Board on any matter relating to the Company’s operations, policies or practices.

Appointment of David May to Committees of the Board

On January 5, 2026, the Board appointed current director David May to each of the Company’s Audit, Compensation, and Nominating and Corporate Governance Committee of the Board, to replace the positions left vacant by Mr. Schurfeld’s resignation from the Board. The Board also appointed Mr. May as chairperson of the Nominating and Corporate Governance Committee.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Separation Agreement And General Release dated January 1, 2026

Exhibit 104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: January 7, 2026	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer